TIDEL DISTRIBUTOR AGREEMENT

                         Basic Terms ("Basic Terms")
                         ---------------------------
                                    Part I
                                    General

1. Parties. The Tidel Distributor Agreement ("Agreement") is entered into by and between ATM Financial Corp., a Nevada corporation, having its principal place of business at suite 3400, 666 Burrard Street, Vancouver, British Columbia V6C 2X8 ("Distributor") and Tidel Engineering, L.P., a Delaware limited partnership, having its principal place of business at 2310 McDaniel Drive, Carrollton, Texas 75006.

2. Date. The Agreement will be effective upon execution of the Agreement by the last of the parties hereto to execute the Agreement.

3. Incorporated Sections. The attached Sections I through XXII are incorporated herein in their entirety.

4. Controlling Agreement. In the event of a conflict between any term or provision of these Basic Terms and the attached Sections I through XXII, the terms and provisions of these Basic Terms shall control.

                                    Part II
                Distributor Representations, Warranties and Covenants
                             (complete all blanks)

5. Distributor hereby represents, warrants and covenants to Tidel as follows:
A.      Distributor is a corporation.
B. Distributor is duly organized, existing and in good standing under the laws of the State of Nevada.
C.      Distributor is qualified to do business in the Province of British
        Columbia.
D. Distributor's organizational identification number (charter number) is C30988-02.
E. Distributor's tax identification number (or social security number if Distributor is an individual) is 98-0393197.
F.      Distributor's principal place of business is Vancouver, British
        Columbia.
G. The Product and proceeds thereof, as well as the accounts receivable records of Distributor, will be kept at the location(s), in the City of Vancouver, Province of British Columbia, Country of Canada set forth below:

       (i) The Product will be kept at the following location(s):
           3400-666 Burrard Street, Vancouver, British Columbia  V6C 2X8
      (ii) Distributor's records of its proceeds and accounts receivable relating to the Collateral (as defined in the Agreement), including without limitation, the Product, will be kept at the following location(s): 3400 - 666 Burrard Street, Vancouver, British Columbia V6C 2X8
     (iii) Distributor's depository account for cash proceeds will be kept at the following location(s):

[omitted]

6. Notice Addresses. Addresses for notice shall be as follows, unless written notice of a changed address is delivered to the other party hereto, in accordance with the terms of the Agreement:

For Distributor:  ATM Financial Corp.
                  3400-666 Burrard Street
                  Vancouver, BC  V6C 2X8
                  Attention: Arthur Davis
                  President
                  Phone:  (604) 639-3101
                  Fax:  (604) 639-3196

For Tidel:        Tidel Engineering, L.P.
                  2310 McDaniel Drive
                  Carrollton, Texas  75006
                  Attention: Mr. Michael Hudson
                  Executive Vice President and C.O.O.
                  Phone: 972.484.3358
                  Fax: 972.484.1014

7. Additional Addendum. The following Addendum is hereby attached and incorporated into the Agreement: (Check if applicable)

                                    Part III
                            Selection of Warranties

8.      (Check Only Those Warranties That Apply)
The following are the only warranties provided by Tidel. Each of these warranties is subject to the disclaimers, limitations, and exclusions set forth elsewhere in this Agreement

     X LIMITED WARRANTY/TIDEL ATM: Tidel hereby warrants to the BUYER only, subject to the conditions herein below set forth, that should the Tidel Automated Teller Machine ("ATM"), exclusive of the ATM Chameleon or Model 3800, prove defective by reason of improper workmanship or materials, Tidel will repair or replace with new or factory reconditioned, all necessary electrical, electronic and mechanical parts, without a charge for the labor for a period of 90 days and without a charge for parts for a period of 18 months after the original installation of the ATM. (This warranty only applies to the ATM units installed within the Continental United States. The warranty for units installed outside the Continental United States may differ. Contact your local sales representative for details.) In no event shall the parts warranties given hereunder extend for more than 24 months after the date the ATM has been shipped from Tidel's factory. Parts considered consumable (such as printer ribbons, diskettes, paper and cards) are not warranted, except to the extent that these items are shipped in new, proper working condition from Tidel in Carrollton, Texas. The remedy described above shall be the EXCLUSIVE remedy for breach of this warranty and breach of contract.

     - LIMITED WARRANTY CHAMELEON: Tidel warrants to the BUYER only, subject to the conditions herein below set forth, that should the Tidel Automated Teller Machine Chameleon ("ATM") or the Model 3800 prove defective by reason of improper workmanship or materials, Tidel will repair or replace with new or factory reconditioned, all necessary electrical, electronic and mechanical parts, without a charge for (i) the parts for a period of one (1) year after the original installation of the ATM; and (ii) the labor for a period of 90 days after the original installation of the ATM. (This warranty only applies to ATM units installed within the Continental United States. The warranty for units installed outside the Continental United States may differ. Contact your local sales representative for details.) In no event shall the warranties given hereunder, extend for more than 18 months after the date the ATM has been shipped from Tidel's factory. Parts considered consumable (such as printer ribbons, diskettes, paper and cards) are not warranted, except to the extent that these items are shipped in new, proper working condition from Tidel in Carrollton, Texas. The remedy described above shall be the EXCLUSIVE remedy for breach of this warranty and breach of contract.

     - LIMITED WARRANTY FOR THE TACC IIa: Tidel warrants to the BUYER only, subject to the conditions herein below set forth, that should the Tidel Timed Access Cash Controller IIa ("TACC"), prove defective by reason of improper workmanship or materials, Tidel will repair or replace with new or factory reconditioned, all necessary electrical, electronic and mechanical parts, without a charge for the parts or the labor for a period of two (2) years after the original installation of the TACC. (This warranty only applies to TACC units installed within the Continental United States. The warranty for units installed outside the Continental United States may differ. Contact your local sales representative for details.) In no event shall the warranties given hereunder, extend for more than 30 months after the date the TACC has been shipped from Tidel's factory. Parts considered consumable (such as printer ribbons and paper, dipsticks, vend tubes, and envelopes) are not warranted, except to the extent that these items are shipped in new, proper working condition from Tidel in Carrollton, Texas. The remedy described above shall be the EXCLUSIVE remedy for breach of this warranty and breach of contract.

     - LIMITED WARRANTY FOR THE TACC Cii and TACC IV: Tidel warrants to the BUYER only, subject to the conditions herein below set forth, that should the Tidel Timed Access Cash Controller Cii or IV ("TACC") prove defective by reason of improper workmanship or materials, Tidel will repair or replace with new or factory reconditioned, all necessary electrical, electronic and mechanical parts, without a charge for the parts or the labor for a period of one (1) year after the original installation of the TACC. (This warranty only applies to TACC units installed within the Continental United States. The warranty for units installed outside the Continental United States may differ. Contact your local sales representative for details.) In no event shall the warranties given hereunder, extend for more than 18 months after the date the TACC has been shipped from Tidel's factory. Parts considered consumable (such as printer ribbons and paper, diskettes, vend tubes, and envelopes) are not warranted, except to the extent that these items are shipped in new, proper working condition from Tidel in Carrollton, Texas. The remedy described above shall be the EXCLUSIVE remedy for breach of this warranty and breach of contract.

     - LIMITED PARTS WARRANTY: Tidel hereby warrants to the BUYER only, subject to the conditions herein below set forth, that should the replacement parts for the Tidel Automated Teller Machine ("ATM") and/or Timed Access Cash Controller ("TACC") prove defective by reason of improper workmanship or materials, Tidel will repair or replace with new or factory reconditioned, all such replacement parts, without a charge for the parts or labor for a period of ninety (90) days after the original installation of such ATM and/or TACC replacement part. (This warranty only applies to the ATM and/or TACC units installed within the Continental United States. The warranty for units installed outside the Continental United States may differ. Contact your local sales representative for details.) Parts considered consumable (such as printer ribbons, diskettes, paper and cards) are not warranted, except to the extent that these items are shipped in new, proper working condition from Tidel in Carrollton, Texas. The remedy described above shall be the EXCLUSIVE remedy for breach of this warranty and breach of contract.

                                   Part IV
                          Service Dealer Appointment

9.      -  (Optional/Check if Applicable)

If this Section is checked, the attached Section II, Service Dealer Appointment is hereby elected by the parties hereto, and will be deemed to be a part of the Agreement. If this Section is not checked, the attached Section II, Service Dealer Appointment is not elected by the parties, and will not be deemed to be a part of the Agreement.

                                    Part V
                                  Territory

10.      X  (Optional/Check if Applicable - International Only)

Distributor's non-exclusive territory ('Territory") is British Columbia.


               SECTION I.      APPOINTMENT OF DISTRIBUTOR

     1.01 Subject to the terms and under the conditions set forth in this Agreement, Tidel appoints Distributor as the non-exclusive distributor for the solicitation of orders and the selling and distribution of Product. In connection with the appointment of the Distributor for the Product, Tidel grants to Distributor the right to identify itself as an authorized distributor of Tidel and to display, in the conduct of its duties, the various trademarks, services marks and other word and design marks that Tidel uses in connection with the Product.

     1.02 By its signature to this Agreement, Distributor accepts such appointment. Furthermore, Distributor will not solicit orders, sell or distribute any other product or item manufactured by Tidel unless otherwise set forth in a separate written agreement with Tidel.

               SECTION II.      SERVICE DEALER APPOINTMENT

     2.01 In the event that this Section is checked under the Basic Terms, and subject to the terms and under the conditions set forth in this Agreement, Tidel additionally appoints Distributor as a non-exclusive dealer for solicitation of orders for the support and servicing of the Product. In connection with the appointment of Distributor as a service dealer, Tidel grants to Distributor the right to identify itself as an authorized service dealer of Tidel. By its signature below, Distributor accepts such appointment.

     2.02 In the event this Section is checked under the Basic Terms, Distributor shall maintain service personnel to offer installation, repair, warranty and after-sale technical support service directly to its customers. Distributor agrees to have all such personnel certified by Tidel. Distributor agrees to provide training to its key personnel with respect to the installation, programming and maintenance procedures for the Product and to cause such key personnel to attend Tidel service training seminars as required.

               SECTION III.      RELATIONSHIP OF THE PARTIES

     3.01 The relationship between Tidel and Distributor shall be solely that of an independent contractor and Distributor shall in no way act as or represent that it has the authority to act as an employee, agent, or legal representative of Tidel for any purposes whatsoever. As an independent contractor, Distributor shall be responsible for all costs and expenses which it incurs in pursuing its obligations under this Agreement. Any agents or employees of Distributor shall be agents or employees solely of Distributor and in no circumstances shall they be agents or employees of Tidel, nor shall Tidel in any circumstances be liable to such agents or employees or responsible for their acts.

               SECTION IV.      TERM
     4.01 This Agreement shall have an initial term of one (1) year, commencing on the date hereof, subject to the conditions described herein. Thereafter, subject to the conditions described herein, this Agreement shall continue in effect for successive one (1) year terms in the absence of a written notice of termination as described in Section XX, herein.

               SECTION V.      OBLIGATIONS OF DISTRIBUTOR
     5.01 Distributor agrees to actively promote the sale of the Product through direct sales and to maintain a mutually agreed upon inventory of the Product and spare parts for timely delivery, sales demonstration, training and support.

     5.02 Distributor agrees to include the Product in promotional literature and to furnish such literature, technical information and related assistance to prospective customers. Any advertising media for the Product must be approved by Tidel prior to publication and/or use.

     5.03 Distributor, at Distributor's sole responsibility, hereby acknowledges that all Tidel products will be installed by only certified and authorized service personnel and/or dealer(s) who hold a currently assigned Tidel certification number.

     5.04 Distributor agrees to be solely responsible for compliance with all state, municipal and local laws, codes, regulations, ordinances and orders applicable to Distributor's business.

               SECTION VI.      OBLIGATIONS OF TIDEL

     6.01 So long as Distributor has not breached any of the terms or conditions of this Agreement, including but not limited to its obligations set forth in the preceding Section IV, Tidel agrees to the following:

     A. Tidel will use commercially reasonable efforts to supply Distributor's requirements for the Product under the terms and conditions of this Agreement, including, but not limited to available literature, sales aids, and applicable price lists.

     B. Tidel will offer on a periodic basis, service training seminars in Carrollton, Texas which Distributor and its key personnel may attend at its own expense. Tidel may, at its sole discretion, provide periodic sales support and sales training for the Product at Distributor's location.

     C. Tidel will keep Distributor informed of all modifications to the Product and all new products which may be offered for sale by Tidel in lieu of the Product.

             SECTION VII.      PRICES AND TERMS OF ORDERS
     7.01 The purchase price paid by Distributor for the Product, ordered by Distributor shall be at the prices and discounts, and subject to Tidel's standard terms and conditions as set forth on Exhibit "B" attached hereto and incorporated herein by reference. From time to time Distributor shall submit purchase orders for the Product. Any terms of such purchase orders which in any way conflict with the terms and provisions of this Agreement are of no force and effect and the provisions of this Agreement shall in all cases control the relationship between the parties.

     7.02 Provided that Distributor has complied with the terms and conditions of this Agreement, including without limitation Section XVIII., Security Agreement, and at Tidel's sole discretion, Distributor's payment terms shall be net price due within thirty (30) days from date of invoice.
In the event Distributor is late in the payment of any invoice or Distributor's credit standing deteriorates (as determined by Tidel), Tidel may discontinue shipments or place Distributor on a C.O.D. or prepayment basis. Interest at the rate of the lesser of 1.5% per month or the highest rate allowed by applicable law will be assessed for over-due accounts.

     7.03 Tidel agrees to provide Distributor at least thirty (30) days prior notice of any increase in the Distributor price of the Product.

               SECTION VIII.      PRODUCT SPECIFICATION CHANGES

     8.01 Tidel reserves the right, without prior approval from or notice to Distributor, to make changes in design or improvements to the Product. Tidel is not obligated to make any such changes to the Product previously delivered to Distributor.

               SECTION IX.      SOFTWARE PRODUCT LICENSE
     9.01 Unless otherwise stated, Tidel grants Distributor a nontransferable, non-exclusive license to use its software programs for the purpose of demonstration of the Product to its customers only. The software provided by Tidel is subject to the following provisions:

     A.      Tidel retains title to all software and/or firmware programs.

     B. Distributor agrees not to copy, duplicate or otherwise reproduce, disclose, sub license or sell any Tidel-supplied software and/or firmware programs.

               SECTION X.      TAXES

    10.01 In addition to the prices stated in Exhibit "B" attached hereto, the Distributor agrees to pay any and all sales taxes applicable to sales of the Product hereunder. Distributor shall also bear any personal property taxes assessable on the Product on or after the time title to the Product passes to Distributor.

               SECTION XI.      TITLE; RISK OF LOSS
    11.01 Each accepted purchase order constitutes a separate sales contract based on the prices, terms and conditions set forth in this Agreement or as amended from time to time in accordance with this Agreement. Title to the Product, sold under each purchase order and the risk of loss or damage to the Product will pass from Tidel to Distributor at the time that the Product is properly loaded on a carrier for shipment.

               SECTION XII.      SHIPMENT
    12.01 All purchase orders shall provide for shipment of the Product, F.O.B., Tidel's facility in Carrollton, Texas. Distributor agrees to reimburse Tidel for all shipping costs, including insurance, within ten (10) days after Distributor's receipt of proper bills evidencing such payments by Tidel.

               SECTION XIII.      CONFIDENTIAL INFORMATION
    13.01 Distributor, during the term of this Agreement, shall have access to and become familiar with various trade secrets and confidential information of Tidel including, but not limited to, customer contracts, customer lists, customer prospect lists, invoices, customer requirements, sales procedures, research data, design data, marketing and pricing information and data, marketing plans, financial information of Tidel and/or its customers, and other technical, marketing and/or business information.
This information shall collectively be referred to as the "Confidential Information" of Tidel, and Distributor recognizes and acknowledges that this Confidential Information gives Tidel a competitive advantage in the industry. Distributor agrees that he/she/it shall not use in any way or disclose to any person or entity any of Tidel's Confidential Information, either directly or indirectly, either during the term of this Agreement or at any time thereafter, except as required in the course of his/her/its services under this Agreement. Distributor shall further take reasonable precautions and act in such a manner as to ensure against unauthorized disclosure or use of the Confidential Information. Such information shall be promptly delivered to Tidel (without Distributor retaining any copies) upon termination of this Agreement.

    13.02 The parties to this Agreement recognize and acknowledge that the remedy at law for a breach by either party of any of the covenants contained in this Section XIII shall be inadequate, and each party agrees that the other party, in addition to all remedies each may have, shall have the right to injunctive relief to enforce the provisions of this Agreement if there is such a breach or threatened breach.

               SECTION XIV.      WARRANTY

    14.01 The Product sold by Tidel and purchased by Distributor under this Agreement is covered by Tidel's standard warranties, as applicable, as such warranties may be amended by Tidel from time to time. A copy of Tidel's standard current warranties have been attached and incorporated into the Basic Terms, together with the Disclaimers, Limitations, and Exclusions to Tidel's Warranties, attached and hereby incorporated as Exhibit "C". Tidel reserves the right to modify such warranties from time to time on prior written notice to Distributor, and Distributor agrees to be bound by the terms of any such amended warranties.

    14.02 THE WARRANTIES REFERENCED ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY REGARDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THE USE OR PERFORMANCE OF THE PRODUCT AND THE PARTS THEREFORE. TIDEL WILL NOT BE LIABLE FOR PERSONAL INJURY OR PROPERTY DAMAGE (UNLESS CAUSED SOLELY BY TIDEL'S NEGLIGENCE), LOSS OF PROFIT OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCT, OR FOR ANY DAMAGES (REGARDLESS OF THEIR NATURE) CAUSED BY THE DISTRIBUTOR'S FAILURE TO FULFILL ITS RESPONSIBILITIES AS SET FORTH HEREIN.

    14.03 Distributor shall not make any other direct or indirect representations or warranties, expressed or implied, on behalf of Tidel. In the event Distributor does make any such unauthorized representations or warranties, expressed or implied, in connection with the sale, distribution or handling of the Product, Distributor shall hold harmless and indemnify Tidel for any expenses (including counsel fees), claims, damages, settlements or liability of any nature whatsoever arising out of such unauthorized representation of Distributor.

               SECTION XV.      LIMITATION OF REMEDIES

    15.01 Tidel's liability for damages to Distributor for any cause whatsoever, and regardless of the form of action, whether in contract or in tort including negligence, shall be limited to the amount (including purchase price, taxes, insurance, freight and other costs) actually paid by Distributor to Tidel in connection with the sale of the Product which was faulty or defective.

    15.02 In no event will Tidel be liable for any damages caused by Distributor's failure to perform Distributor's responsibilities, or for any lost profits or savings or other consequential damages, regardless of the form of action, whether in contract or in tort including negligence, even if Tidel has been advised of the possibilities of such damages, or for any claim against Distributor by any other party. Additionally, Tidel will not be liable for any loss of funds contained in, dispensed by or associated with any Product.

    15.03 Distributor hereby agrees that Tidel shall not be liable for any acts or omissions to act on the part of Distributor, nor shall Distributor bind or attempt to bind or obligate Tidel in any manner.

    15.04 Distributor is an independent contractor and is not an agent of Tidel. Tidel does not have authority to control the details and manner of performance of Distributor's work. Distributor agrees that it does not have authority to and will not hold itself out to any third party as an agent of Tidel.

               SECTION XVI.      NOTICES

    16.01 Any notice which may be required under this Agreement shall be either in writing or telegraphic. Notices shall be sent to the address set forth in the Basic Terms, or such other address of which one party shall give written notice to the other party in accordance with the terms of this Agreement. Any written notice shall be sent by registered mail or certified mail, postage prepaid, return receipt requested. Telegraphic notices must be followed within three (3) days by written notice of an authorized agent. All such notices are considered given when such notices are properly addressed and sent. Additionally, notices actually received, regardless of the method of sending, shall be deemed properly received as of the date of receipt.

               SECTION XVII.      INSURANCE

    17.01 Distributor, at its sole cost and expense, shall maintain Business Automobile Liability Insurance for all operations of the Distributor including owned, non-owned and hired vehicles with limits of liability of not less than a combined single limit of $1,000,000 for bodily injury and property damage, unless otherwise agreed to by Tidel, at its sole and complete discretion. In addition, Distributor shall purchase and maintain during the term of this Agreement commercial general liability insurance with limits of $1,000,000 each occurrence and $1,000,000 general aggregate, or its equivalent. Distributor shall also carry Worker's Compensation Insurance to the extent required by law and regulations applicable to and covering employees of Distributor. Tidel shall be furnished with a copy of such policies or certificates of insurance.

    17.02 In addition, all polices of insurance carried by Distributor shall: (1) name Tidel as an additional insured (excluding worker's compensation insurance), (2) state that coverage is primary to any insurance held by Tidel, and (3) contain a provision that such policies of insurance cannot be canceled except upon thirty (30) days prior written notice to Tidel.

    17.03 DISTRIBUTOR AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS TIDEL AND ITS PARTNERS, AFFILIATES, SUBSIDIARIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (COLLECTIVELY THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY CLAIMS, DEMANDS, SUITS, LIABILITIES, JUDGMENTS, SETTLEMENTS, LOSSES AND EXPENSES, INCLUDING WITHOUT LIMITATION ATTORNEYS' FEES AND COSTS OF LITIGATION, CAUSED BY, ARISING DIRECTLY OR INDIRECTLY OUT OF, OR IN ANY WAY INCIDENTAL TO, OR IN CONNECTION WITH: (i) DISTRIBUTOR'S PERFORMANCE HEREUNDER; OR (ii) ANY ACT OR OMISSION OF DISTRIBUTOR, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR CONTRACTORS.

IT IS THE INTENTION OF THE PARTIES THAT THE INDEMNITY OBLIGATIONS SET FORTH ABOVE ARE WITHOUT REGARD TO WHETHER THE NEGLIGENCE, FAULT, OR STRICT LIABILITY OF AN INDEMNIFIED PARTY IS A CONCURRENT OR CONTRIBUTORY FACTOR, AND SUCH OBLIGATIONS ARE INTENDED TO PROTECT THE INDEMNIFIED PARTIES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE, FAULT, OR STRICT LIABILITY. ONLY THOSE MATTERS WHICH ARE DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT TO BE A RESULT OF THE SOLE NEGLIGENCE OR FAULT OF AN INDEMNIFIED PARTY SHALL BE EXCLUDED FROM THE INDEMNITOR'S DUTY TO INDEMNIFY THE INDEMNIFIED PARTIES.

               SECTION XVIII.      SECURITY AGREEMENT

    18.01 Distributor hereby grants to Tidel a security interest in all of the Product (as the term Product is defined in the Agreement) transferred, sold or assigned to Distributor under this Agreement, any Product hereinafter acquired by Distributor, and software license and programming used in connection with the Product, as well as any and all accounts receivables and proceeds from the sale or assignment of Product (collectively, the "Collateral") to secure the payment due from Distributor to Tidel on account of obligations incurred for the price of the Product or otherwise, presently existing or hereafter arising, plus all costs of collection, legal expenses and attorney's fees incurred by Tidel upon the occurrence of any default by Distributor under the terms of the Agreement or this security agreement.

    18.02 Distributor intends to also grant a purchase money security interest in all of the Product transferred, sold or assigned to Distributor under this Agreement, and software license and programming used in connection with the Product, as well as any and all identifiable cash proceeds thereof, to Tidel, to the fullest extent allowed by applicable law to secure the payment due from Distributor to Tidel on account of obligations incurred for the price of the Product.

    18.03 Distributor shall not sell, assign, transfer or otherwise dispose of the Collateral or any interest therein other than in the ordinary course of Distributor's business pursuant to the terms of the Agreement and will not otherwise do or permit anything to be done or occur that may impair the Collateral as security hereunder. Distributor shall do such acts and execute such documents, including additional security agreements, financing statements, UCC-1s, renewals or other documents, as Tidel may reasonably request, to establish and maintain in Tidel a valid security interest in the Collateral in all jurisdictions in which the Collateral is or may be located from time to time, including without limitation a purchase money security interest, as applicable, free of all other liens and claims.

    18.04 Distributor represents, warrants and covenants that Distributor's true, correct and complete legal name is exactly as set forth in the Agreement, and Distributor does not operate under any trade names or assumed names. Distributor hereby covenants and agrees to immediately notify Tidel in writing of any change of Distributor's name, address, principal place of business, form of entity, state of organization, or the relocation of the Product or Collateral. Distributor will provide Tidel with a document identifying all existing lien or encumbrance holders and liens or encumbrances, including all affected collateral, relating to all or any portion of the Collateral, including but not limited to the Product, prior to shipment of Product.

    18.05 Tidel hereby retains and Distributor hereby grants to Tidel a purchase money security interest in all of the Product transferred, sold or assigned to Distributor under this Agreement, and software license and programming used in connection with the Product, as well as any and all identifiable cash proceeds thereof, to the fullest extent allowed by applicable law, and agrees (A) to execute and deliver to Tidel, from time to time or as otherwise requested by Tidel, any documents, instruments or writings necessary to evidence, perfect, maintain or continue that purchase money security interest, and (B) to perform all actions necessary to evidence, perfect, maintain and continue the purchase money security interest retained and granted herein.

    18.06 Distributor hereby covenants and agrees that Tidel may execute and/or file, at Tidel's option, in any UCC or other public records as Tidel deems necessary, appropriate or convenient, in its sole and absolute discretion, any initial financing statement or statements, and any similar statements appropriate to the applicable jurisdiction, together with any amendment, modification, renewal, continuation, extension, whether one or more and from time to time, evidencing and securing the security interests set forth in the Agreement, in form, scope and substance satisfactory to Tidel in its sole and absolute discretion, without the signature of Distributor, to the extent allowed by applicable law. Distributor hereby covenants and agrees that Tidel may give notice of any such lien, execution or filing to other lien or encumbrance holders, if any.

    18.07 Any proceeds of the purchase money security interest are to be applied to the debt owed by Distributor to Tidel in the following manner:
    A. If Distributor has specified a preference delivered in writing to Tidel, in accordance with the notice provisions of the Agreement, then the proceeds shall be applied to the invoice specified by Distributor according to that preference.

    B. If Distributor has not specified a preference, then the proceeds shall be applied to the oldest invoice and then to the next oldest invoice, and so on, until the proceeds shall have been exhausted or all of the invoices shall have been paid.

               SECTION XIX.      ASSIGNMENT

    19.01 Distributor shall not sell, transfer, assign or otherwise dispose of its rights and/or obligations under this Agreement except upon the express prior written agreement of Tidel.

               SECTION XX.      TERMINATION

    20.01 Tidel or Distributor may terminate this Agreement for any reason upon thirty (30) days, prior written notice.

    20.02 Upon the termination or expiration of this Agreement, Distributor shall cease all use of the various trademarks, service marks and other work and design marks of Tidel and shall thereafter duly and promptly refer to Tidel any and all sales inquiries, orders, correspondence and the like, whether in written or oral forms, pertaining to the Product.

    20.03 Such termination shall not relieve Distributor from any obligation under this Agreement, including but not limited to payment of any balance due for the Product previously ordered and the obligations described under Section XIII.

               SECTION XXI.      FORCE MAJEURE

    21.01 Tidel shall not be responsible to Distributor for Tidel's failure to supply the Product or any accessories or parts if same is due to labor troubles, strikes, lockouts, fires, accidents, riots, acts of government or public enemy, acts of God or for any other cause, including failure of a manufacturer to deliver any component for the Product to Tidel.

               SECTION XXII.      GENERAL

    22.01 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way be affected or impaired thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

    22.02 This Agreement shall be binding upon the heirs, successors and permitted assigns of the parties.

    22.03 The headings used in this Agreement are included for convenience of the parties only and are not to be used in construing or interpreting this Agreement.

    22.04 This Agreement is governed by, and shall be construed in accordance with, the laws of the State of Texas.

    22.05 This Agreement shall not become binding or enforceable until accepted and agreed to by Tidel as evidenced by the execution of this Agreement by an authorized officer of Tidel.

    22.06 If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees from the other party.

    22.07 THIS AGREEMENT, TOGETHER WITH ANY OTHER APPLICABLE TIDEL AGREEMENTS REFERENCING THIS AGREEMENT THAT ARE DULY SIGNED BY THE PARTIES WILL BE THE COMPLETE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER PRIOR COMMUNICATIONS
BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                   TIDEL ENGINEERING, L.P.
                                   by its General Partner,
                                   Tidel Cash Systems, Inc.

                                   By:  /s/ Michael F. Hudson
                                        Michael F. Hudson
                                        Executive Vice President and
                                        Chief Operating Officer

                                   Date:       8/24/04


                                   ATM FINANCIAL CORP.:

                                   By:  /s/ Arthur Davis
                                        Arthur Davis
                                        President

                                   Date:  August 16, 2004